CUSTODIAN SERVICES AGREEMENT

THIS AGREEMENT is made as of January 1, 2006 by and among each management investment company registered under the 1940 Act (as defined below) identified on Exhibit A , hereto (each a “Fund” and collectively the “Funds”) on behalf of each of its series or portfolios identified on Exhibit A (each a “Portfolio” and collectively the “Portfolios”) (together with each other Fund and Portfolio thereof made subject to this Agreement in accordance with Section 13(c) below, and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

WHEREAS, the Custodian is a bank having at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as custodian of the portfolio securities and other assets of investment companies; and

WHEREAS, each of the Funds on behalf of each of its Portfolios wishes to retain the Custodian to act as custodian of its portfolio securities and other assets, and the Custodian has indicated its willingness to so act;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. DEFINITIONS. As used in this Agreement:

“Authorized Person” means any of the persons duly authorized by the applicable Fund Board to give Proper Instructions on behalf of the Fund or its Portfolios as set forth in a certificate along with any limitations on such Persons’ scope of authority, such certificate to be executed by the Secretary or Assistant Secretary of the applicable Fund, as the same may be revised from time to time.

“Board” means the Board of Trustees or Directors of the applicable Fund.

“CEA” means the Commodities Exchange Act, as amended, and “CFTC” means the Commodity Futures Trading Commission.

“Domestic Securities” means securities and other Financial Assets or instruments and other investments of a Portfolio to be held in places within the United States.

“Federal Securities Laws” has the meaning set forth in Section (e)(l) of Rule 38a-l promulgated under the 1940 Act.

“Financial Assets” has the meaning set forth in the Uniform Commercial Code.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in Section (a)(3) of Rule 17f-5 promulgated under the 1940 Act.

“Foreign Securities” means securities and other Financial Assets of a Portfolio for which the primary market is outside the United States.

“Foreign Securities Depository” means a foreign securities clearing system qualifying as an Eligible Securities Depository (as defined in Section (b)(1) of Rule 17f-7 under the 1940 Act) that is listed on Schedule B annexed hereto, as amended from time to time pursuant to Section 4.5 hereof.

“Foreign Sub-Custodian” means a foreign banking institution qualifying as an Eligible Foreign Custodian (as defined in Section (a)(1) of Rule 17f-5 promulgated under the 1940 Act) that has been selected by the Custodian and is listed on Schedule A annexed hereto, as amended from time to time pursuant to Section 4.2 hereof.

“Governing Documents” means, with respect to each of the Portfolios, (i) the declaration of trust or other constituting document of the Fund of which the Portfolio is a series or portfolio, (ii) the currently effective prospectus under the 1933 Act, (ii) the most recent statement of additional information, and (iii) a certified copy of the Board approving the engagement of the Custodian to act as custodian of the securities and other assets of its Portfolio(s).

“NASD” means The National Association of Securities Dealers, Inc.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Proper Instructions” means written instructions given by an Authorized Person to the Custodian in such form and manner as the Custodian and the Funds shall agree upon from time to time, including communications effected directly between protected electro-mechanical or electronic devices, in each case in accordance with such testing and authentication procedures as may be agreed to from time to time by the Custodian and the Funds (“Written Instructions”) and, subject to any limitations in scope of authority, may be oral instructions (“Oral Instructions”) received by the Custodian in such manner and with such testing and authentication procedures as the Custodian and the Funds shall agree upon from time to time, from a person reasonably believed by the Custodian to be an Authorized Person. It being understood that the Funds must follow security procedures, including but not limited to, those selected by the Fund via the form of Funds Transfer Addendum to this Agreement. “Special Instructions” shall be Written Instructions accompanied by a copy of a resolution by the appropriate Board authorizing the action, or, if so approved by the Board, Written Instructions given by two Authorized Persons with authority to give such Special Instructions.

“Repo Custodian” means a custodian appointed by a Fund for the purpose of engaging in repurchase agreement transactions.

“SEC” means the Securities and Exchange Commission.

“Shares” mean the shares of beneficial interest of any Portfolio.

“Transfer Agent” means, with respect to each Fund, the transfer agent appointed by its Board.

“Underlying Fund Shares” means uncertificated shares of registered “investment companies” (as defined in Section 3(a)(1) of the 1940 Act), whether in the same “group of investment companies” (as defined in Section l2(d)(l)(G)(ii)of the 1940 Act) or otherwise excluded from the restrictions imposed by Section l2(d)(l), including pursuant to Section l2(d)(l)(E) and (F), of the 1940 Act.

“Underlying Transfer Agent” means the transfer agent with respect to Underlying Fund Shares.

“U.S. Clearing System” means a clearing agency located in the United States which is registered with the SEC as a clearing agency under Section 17A of the 1934 Act or a book-entry system authorized by the U.S. Department of the Treasury.

2. APPOINTMENT OF CUSTODIAN; GENERAL DUTIES.

2.1. Appointment.

(a) Each of the Funds hereby appoints the Custodian as the custodian of the securities and other assets of each of its Portfolios, including Domestic Securities and Foreign Securities.

(b) Each of the Funds has provided the Custodian with a copy of its Governing Documents, and will provide the Custodian with a copy of amendments, supplements and modifications thereof from time to time.

(c) The Custodian hereby accepts appointment as custodian of the securities and assets of the Portfolios of the Funds and agrees to perform the duties of such custodian in accordance with the provisions of this Agreement.

2.2. Delivery of Portfolio Assets.

(a) Each Fund, on behalf of its Portfolio(s), shall deliver to the Custodian all securities and cash of such Portfolio(s), and from time to time all payments of income, payments of principal or capital distributions received by it with respect to Portfolio securities, and the cash consideration received by it for such new or treasury Shares representing interests in its Portfolio(s) as may be issued or sold from time to time.

(b) The Custodian shall not be responsible for any property of a Portfolio which is not received by it or which is delivered out in accordance with Proper Instructions, including without limitation Portfolio property (i) held by brokers, private bankers or other entities on behalf of the Portfolio, (ii) held by a sub-custodian authorized pursuant to Section 2.6(c) hereof, (iii) held by entities which have advanced monies to or on behalf of the Portfolio and which have received Portfolio property as security for such advance(s), or (iv) delivered or otherwise removed from the custody of the Custodian in advance of payment therefor pursuant to Section 2.5(vii) hereof. With respect to Underlying Fund Shares, the holding of confirmation statements that identify the shares as being recorded in the Custodian’s name on behalf of the Portfolios will be deemed custody for purposes hereof.

2.3. Reliance on Instructions and Authority.

(a) Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified by such Fund’s Treasurer or Secretary, a certificate setting forth: (i) the names, titles, signatures and scope of authority of all Authorized Persons who are authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund, (ii) the names, titles and signatures of those Authorized Persons, if any who are authorized to give Special Instructions, and (iii) a copy of resolutions of the Boards of the applicable Funds adopting the authorizations referred to in the preceding clauses (i) and (ii). Such certificate maybe accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

(b) The Custodian will be protected in acting upon any Proper or Special Instructions which are transmitted with testing or authentication pursuant to terms and conditions agreed to by the Custodian and the Fund from time to time, provided that such instructions comply with the other provisions of this Agreement. The Funds shall promptly confirm any Oral Instructions with Written Instructions, provided that failure of such confirming Written Instructions to be received by the Custodian shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions, and provided further that if Written Instructions confirming Oral Instructions are inconsistent with such Oral Instructions, any actions of the Custodian prior to receipt of such Written Instructions shall not be invalidated and the only obligation of the Custodian in connection therewith shall be to promptly notify the Fund of such inconsistency.

(c) The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of any Fund as conclusive evidence (i) of the authority of any person to act in accordance with such resolution or (ii) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

2.4. Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5. Payment of Fund Moneys. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay Out monies of a Portfolio in the following cases only:

(i) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (A) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 3.3 hereof or in proper form for transfer; (B) in the case of a purchase effected through a U.S. Clearing System, in accordance with the conditions set forth in Section 3.5 hereof; (C) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 3.7 hereof; (D) in the case of repurchase agreements entered into between the applicable Fund on behalf of a Portfolio and a bank, or a broker-dealer which is a member of NASD, ( i ) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or ( ii ) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the portfolio; or (E) for transfer to a time deposit account of the Fund in any bank; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein.

(ii) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 3.2(viii) hereof;

(iii) For the redemption or repurchase of Shares issued as set forth in Section 5 hereof;

(iv) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

(v) For the payment of any dividends on Shares declared pursuant to the Fund’s Governing Documents;

(vi) For payment of the amount of dividends received in respect of securities sold short;

(vii) Upon the purchase of domestic investments, including without limitation repurchase agreement transactions involving delivery of Portfolio monies to a Repo Custodian, in advance of delivery of the purchased securities, in accordance with written Proper Instructions that set forth (A) the amount of such payment and (B) the person(s) to whom such payment is made; and

(viii) For any other proper purpose, but only upon receipt of Special Instructions from the Fund on behalf of the applicable Portfolio setting forth (A) the amount of such payment and (B) the person(s) to whom such payment is made.

2.6. Appointment of Agents.

(a) The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent, as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. (The Underlying Transfer Agent shall not be deemed an agent or subcustodian of the Custodian for purposes of this Section 2.6 or any other provision of this Agreement.)

(b) Upon receipt of Proper Instructions, which shall include appropriate certification as to authorization by the Board on behalf of the applicable Portfolio(s), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, including without limitation any Repo Custodian or other sub-custodian appointed by a Fund for special purposes, provided that the Custodian shall have no more or less responsibility or liability to any Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

(c) The Custodian may employ as sub-custodian for each Fund’s Foreign Securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Section 4 hereof.

2.7. Actions Permitted Without Express Authority. The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

(i) Surrender securities in temporary form for securities in definitive form;

(ii) Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

(iii) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the applicable Board.

2.8 Records and Reports.

(a) The Custodian shall, with respect to each Portfolio, create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 3la-l and 31a-2 thereunder.

(b) All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of such Fund and employees and agents of the SEC.

(c) The Custodian shall promptly provide or otherwise make available to the Funds on a daily or less frequent basis, such notifications, reports, statements, summaries, schedule, balances and trial balances, rollforwards, reconciliations and other information as may be mutually acceptable to the Funds and the Custodian, which may be included on a schedule to this Agreement.

2.9. Accountants: Compliance Matters.

(a) The Custodian shall take all reasonable action, as a Fund with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to the Custodian’s activities hereunder, in connection with the preparation of the Fund’s Form N-1A or Form N-2, as applicable, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

(b) The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios at such times as such Fund may reasonably require, with reports by independent public accountants and other third parties on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Clearing System or a Foreign Securities Depository, relating to the services provided by the Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

(c) The Custodian further agrees to provide such information and assistance from time to time as may be reasonably requested by any of the Funds in connection with the Custodian’s compliance procedures as applicable to the Funds and the Funds’ periodic compliance audits of the Custodian. Without limiting the preceding sentence, the Custodian agrees to provide: (i), in connection with the Funds’ compliance programs pursuant to Rule 38a-l promulgated under the 1940

Act, such periodic reports, documentation and certifications as the any of the Fund or their respective compliance officers may reasonably request, and periodic notification of any Material Compliance Matter (as such term is defined in Rule 38a-1 under the 1940 Act) that comes to the attention of the Custodian; (ii) sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 applicable to services for the Funds; and (iii) a copy of each Type II SAS 70 audit report prepared by an independent third party with respect to services hereunder.

2.10. Advances by the Custodian. The Custodian may, in its sole discretion, advance funds on behalf of any of the Portfolios to make any payment permitted by this Agreement upon receipt of any proper authorization by the applicable Fund required by this Agreement for such payments on behalf of the Portfolio. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Portfolio’s account with the Custodian, or for any other reason), any such overdraft or related indebtedness shall be deemed for purposes of this Agreement a loan made by the Custodian to the Fund for the account of the Portfolio payable on demand. Such overdraft shall bear interest at the current rate charged by the Custodian for such loans unless the Fund on behalf of the Portfolio shall provide the Custodian with compensating balances. Each of the Funds agrees that the Custodian shall have a continuing lien and security interest to the extent of any overdraft or indebtedness, in and to any property at any time held by the Custodian for the benefit of the applicable Portfolio or in which the applicable Portfolio has an interest and which is then in the Custodian ’s possession or control (or in the possession or control of any third party acting on the Custodian’s behalf). Each of the Funds authorizes the Custodian, in the Custodian’s sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the applicable Portfolio on the Custodian’s books. In addition, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio’s Financial Assets and other assets to the extent necessary to obtain reimbursement; provided, however, the Custodian shall have provided the Fund three (3) days’ notice with respect thereto.

2.11. Contingency Facilities. In order to minimize the disruption of the services to be provided under this Agreement or any exhibit, schedule or annex hereto, the Custodian shall implement and maintain directly or through third parties contingency facilities and procedures reasonably designed to provide for periodic back-up of the computer files and data with respect to the Portfolios and emergency use of electronic data processing equipment to provide services under this Agreement. In the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Custodian’s control, the Custodian shall, at no additional expense to the Funds, take reasonable steps to minimize service interruptions.

3. CUSTODY WITH RESPECT TO DOMESTIC SECURITIES

3.1. Holding Domestic Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all Domestic Securities owned by such Portfolio other than (i) securities which are maintained pursuant to Section 3.5 in a U.S. Clearing System and (ii) Underlying Fund Shares owned by each Fund which are maintained pursuant to Section 3.7 hereof in an account with the Underlying Transfer Agent.

3.2 Delivery of Securities. The Custodian shall release and deliver Domestic Securities owned by a Portfolio held by the Custodian, in a U.S. Clearing System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

(ii) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

(iii) In the case of a sale effected through a U.S. Clearing System, in accordance with the provisions of Section 3.5 hereof;

(iv) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

(v) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(vi) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent or any sub-custodian appointed pursuant to Section 2.6; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

(vii) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct;

(viii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

(ix) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

(x) For delivery in connection with any loans of securities made by the Portfolio (A) against receipt of collateral as agreed from time to time by the Fund on behalf of the Portfolio, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian, in its capacity as custodian hereunder, will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral or (B) to the lending agent, or the lending agent’s custodian, in accordance with written Proper Instructions (which may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and the Fund;

(xi) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

(xii) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of a Portfolio;

(xiii) For delivery in accordance with the provisions of any agreement among a Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the CEA, relating to compliance with the rules of the CFTC and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of a Portfolio;

(xiv) Upon the sale or other delivery of such investments (including, without limitation, to one or more sub-custodians authorized pursuant to Section 2.6(b), as set forth in written Proper Instructions, provided that such Proper Instructions shall set forth (x) the securities of the Portfolio to be delivered and (y) the person(s) to whom delivery of such securities shall be made;

(xv) Upon receipt of instructions from the Fund’s Transfer Agent for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio, in satisfaction of requests by holders of Shares for repurchase or redemption;

(xvi) In the case of a sale processed through the Underlying Transfer Agent for Underlying Fund Shares, in accordance with Section 3.7 hereof; and

(xvii) For any other proper purpose, but only upon receipt of Special Instructions from the Fund on behalf of the applicable Portfolio specifying (A) the securities of the Portfolio to be delivered and (B) the person(s) to whom delivery of such securities shall be made.

3.3 Registration of Securities. Domestic Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with affiliated registered management investment companies, or in the name or nominee name of any agent or any sub-custodian appointed pursuant to Section 2.6. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in “Street name” or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in “Street name”, the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

3.4 Collection of Income. Except with respect to Portfolio property released and delivered pursuant to Section 3.2(xiv) or purchased pursuant to Section 2.5(vii), and subject to the last sentence of Section 3.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered Domestic Securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer Domestic Securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio’s custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 3.2 (x) shall be the responsibility of the applicable Fund. The Custodian, in its capacity as custodian hereunder, will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

3.5 Deposit of Fund Assets in U.S. Clearing Systems. The Custodian may deposit and/or maintain securities or other Financial Assets owned by a Portfolio in a U.S. Clearing System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

3.6. Segregated Account. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio, which may be continuing instructions, establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 3.5 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the CEA), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the SEC, or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for any other purpose in accordance with Proper Instructions.

3.7 Deposit of Fund Assets with the Underlying Transfer Agent. Underlying Fund Shares shall be deposited and/or maintained in an account or accounts maintained with the Underlying Transfer Agent, provided that such securities are maintained in an account or accounts on the books and records of the Underlying Transfer Agent in the name of the Custodian as custodian for the Portfolio. The records of the Custodian with respect to Underlying Fund Shares which are maintained with the Underlying Transfer Agent shall identify by book-entry those Underlying Fund Shares belonging to each Portfolio.

3.8. Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to Domestic Securities of each Portfolio held by it and in connection with transfers of securities.

3.9. Voting Domestic Shares. The Custodian shall, with respect to the Domestic Securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

3.10. Communications Relating to Portfolio Securities.

(a) The Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information and notices received by the Custodian from issuers with regard to the securities being held for the Portfolio and/or any corporate action by such issuer affecting such securities (including without limitation stock splits, stock dividends, reorganizations, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith, notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Fund on behalf of the Portfolio).

(b) With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If a Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian prior to the deadline established by the Custodian in its reasonable discretion as will give the Custodian (including any Foreign Sub-Custodian) sufficient time to take such action, which deadline shall in no event be longer than three (3) business days. The Custodian shall inform the Fund or its appointed investment adviser of pertinent deadlines in each case.

4. CUSTODY WITH RESPECT TO FOREIGN SECURITIES

4.1. Foreign Custody Manager.

(a) Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule l7f-5 under the 1940 Act, the responsibilities set forth in Sections 4.1 through 4.4 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

(b) The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by any Fund with the consent of the Foreign Custody Manager, which consent will not be unreasonably withheld. Schedule A further lists the Foreign Sub-Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios.

(c) Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by each Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by such Fund’s Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Fund shall, to the extent any particular Fund has or will have Foreign Assets, be deemed to be a Proper Instruction to open an account or to place or maintain Foreign Assets in each country listed on Schedule A in which the Custodian has previously placed or currently maintains such Fund’s Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to such Portfolio with respect to that country.

(d) The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon at least 60 days (or such longer period which the parties may agree) prior written notice to the Fund.

4.2 Foreign Sub-Custodians.

(a) Subject to the provisions of this Section 4, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of a Foreign Sub-Custodian in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with a Foreign Sub-Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Foreign Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(l) under the 1940 Act.

(b) The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Foreign Sub-Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c) In each case in which the Foreign Custody Manager maintains Foreign Assets with a Foreign Sub-Custodian, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Foreign Sub-Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Foreign Sub-Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with any Foreign Sub-Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 4.3 hereunder.

(d) For purposes of this Section 4, the applicable Board shall be deemed to have considered and determined, or in the event such Board shall have delegated to the applicable Adviser such duty in accordance with Rule 17f-5, such Adviser shall be deem to have considered and determined, to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country listed on Schedule A (for which the Custodian is serving as Foreign Custody Manager of the Portfolios). For these purposes, “Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure, (including any Foreign Securities Depositories operating in that country) prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

4.3. Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from any Foreign Sub-Custodian and the placement of such Foreign Assets with another Foreign Sub-Custodian by providing the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such schedule has occurred. The Foreign Custody Manager shall make reasonably prompt written reports to the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 4 after the occurrence of the material change.

4.4. Representations with respect to Rule 17f-5. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in Section (a)(7) of Rule 17f-5 under the 1940 Act. Each Fund represents to the Custodian that its Board has determined that it is reasonable for such Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

4.5. Foreign Securities Depositories. The Custodian shall provide the Fund with an analysis of the custody risks associated with maintaining assets with the Foreign Securities Depositories set forth on Schedule B hereto, in accordance with Section (a)(l)(i)(A) of Rule l7f-7 under the 1940 Act. The Custodian shall monitor such risks on a continuing basis, shall promptly notify the Fund of any material change in such risks, in accordance with Section (a)(l)(i)(B) of Rule l7f-7 and the Funds shall, as soon as reasonably practicable and via Proper Instructions to the Custodian, withdraw the Fund’s assets from such Depository if such Depository no longer meets the requirements of Rule 17f-7. Schedule B shall be updated from time to time by the Custodian’s provision to the Fund of an updated Schedule B at the end of the calendar quarter in which an amendment to such schedule has occurred.

4.6. Holding Foreign Securities.

(a) The Custodian shall identify on its books as belonging to the Portfolios the Foreign Securities held by each Foreign Sub-Custodian or Foreign Securities Depository. The Custodian may hold Foreign Securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to Foreign Securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

(B) Foreign securities shall be maintained in a Foreign Securities Depository in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.7. Transactions in Foreign Custody Account.

(a) The Custodian or a Foreign Sub-Custodian shall release and deliver Foreign Securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities Depository account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i) Upon the sale of such Foreign Securities for the Portfolio in accordance with market practice for institutional customers in the country where such Foreign Securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment, provided the Custodian has advised the Fund or its duly appointed investment adviser of such practice in accordance with Section 4.7A(b) below; or (B) in the case of a sale effected through a Foreign Securities Depository, in accordance with the rules governing the operation of the Foreign Securities Depository;

(ii) In connection with any repurchase agreement related to Foreign Securities;

(iii) To the depository agent in connection with tender or other similar offers for Foreign Securities of the Portfolios;

(iv) To the issuer thereof or its agent when such Foreign Securities are called, redeemed, retired or otherwise become payable;

(v) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom;

(vii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii) In the case of warrants, rights or similar Foreign Securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

(x) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi) Upon the sale or other delivery of such Foreign Securities (including, without limitation, to one or more Repo Custodians or other sub-custodians authorized pursuant to Section 2.6(b)) in advance of payment therefor, provided that applicable Proper Instructions shall set forth (A) the Foreign Securities to be delivered and (B) the person(s) to whom delivery shall be made;

(xii) In connection with the lending of Foreign Securities; and

(xiii) For any other purpose, but only upon receipt of Special Instructions specifying (A) the Foreign Securities to be delivered and (B) the person(s) to whom delivery of such securities shall be made.

(b) Upon receipt of Proper Instructions, which may be standing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities Depository to pay out, monies of a Portfolio in the following cases only:

(i) Upon the purchase of Foreign Securities for the Portfolio in accordance with market practices for institutional customers in the country where such Foreign Securities are held or traded, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such Foreign Securities provided the Custodian has advised the Fund or its duly appointed investment adviser of such practice in accordance with Section 4.7A(b) below; or (B) in the case of a purchase effected through a Foreign Securities Depository, in accordance with the rules governing the operation of such Foreign Securities Depository;

(ii) In connection with the conversion, exchange or surrender of Foreign Securities of the Portfolio;

(iii) For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

(iv) For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi) Upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), in advance of delivery of the purchased securities, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person(s) to whom payment shall be made;

(vii) For payment of part or all of the dividends received in respect of securities sold short;

(viii) In connection with the borrowing or lending of Foreign Securities; and

(ix) For any other proper purpose, but only upon receipt of Special Instructions specifying (A) the amount of such payment and (B) the person(s) to whom such payment is to be made.

4.7A. Market Conditions.

(a) Except as more particularly set forth in Sections 4.7(a)(i) and 4.7(b)(i), settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs.

(b) The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in a Board being provided with substantively less information than had been previously provided hereunder.

4.8. Registration of Foreign Securities. The Foreign Securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.9. Bank Accounts. The Custodian shall identify on its books as belonging to the applicable Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section 4.9 shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, the Commonwealth of Massachusetts.

4.10. Collection of income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.11. Shareholder Voting Rights. With respect to the Foreign Securities held pursuant to this Section 4, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Fund to exercise shareholder rights.

4.12. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the Foreign Securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer and shall promptly forward to the Foreign Sub-Custodian or the issuer, as applicable, any instructions, forms or other documents as the Custodian shall receive from the Fund in connection therewith. All primary written communications to the Funds with respect to Foreign Securities shall be in English. If a Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian prior to the deadline established by the Custodian in its reasonable discretion as will give the Custodian (including any Foreign Sub-Custodian) sufficient time to take such action. The Custodian shall inform the Fund or its duly appointed investment adviser of pertinent deadlines in each case.

4.13. Liability in Respect of Foreign Assets.

(a) Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall meet the requirements set forth in Rule 17f-5. At a Fund’s election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign

Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

(b) The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

(c) Subject to and to the extent of receipt by the Custodian of relevant and necessary information with respect to the Funds and Portfolios that the Custodian has requested, the Custodian shall perform the following services: (i) file claims for exemptions, reductions in withholding taxes, or refunds of any tax with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate; (ii) withhold appropriate amounts as required by U.S. tax laws with respect to amounts received on behalf of nonresident aliens; and (iii) provide to the Funds such information actually received by the Custodian that could, in the Custodian’s reasonable belief and sole discretion, assist any of the Funds in their submission of any reports or returns with respect to taxes, it being specifically understood and agreed that the Custodian shall not thereby or otherwise be considered any Fund’s tax advisor or tax counsel. Other than the servicing responsibilities identified herein, the Custodian shall have no responsibility or liability for any tax payment obligations now or hereafter imposed on any Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of each Fund to notify the Custodian of the obligations imposed on such countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibilities of the Custodian with regard to such tax law shall be to use reasonable efforts to effect the withholding of local taxes and related charges with regard to market entitlement/payment in accordance with local law and subject to local market practice or custom and to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which such Fund has provided such information. Except as specifically provided in this Agreement or otherwise agreed to in writing by the Custodian, the Custodian shall have no independent obligation to determine the tax obligations now or hereafter imposed on any of the Funds by any taxing authority or to obtain or provide information relating thereto, and shall have no obligation or liability with respect to such tax obligations. Each of the Funds agrees that the Custodian is authorized to deduct from any cash received or credited to the account of a Portfolio any taxes or levies required by any tax or other governmental authority having jurisdiction in respect of such Portfolio’s transactions, and that the Custodian is authorized to disclose any information required by any such tax or other governmental authority in relation to processing any claim for exemption from or reduction or refund of any taxes relating to Portfolio transactions and holdings.

5. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES.

(a) The Custodian shall receive from the distributor of the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

(b) From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of

Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by a Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between such Fund and the Custodian.

6. COMPENSATION OF CUSTODIAN The Custodian shall be entitled to compensation for its services and expenses as may be agreed to from time to time in writing by the Funds and the Custodian.

7. ADDITIONAL SERVICES. The Funds engage the Custodian to provide, and the Custodian agrees to provide those additional services (if any) set forth in Exhibit C annexed hereto.

8. STANDARD OF CARE; LIMITATION OF LIABILITY; INDEMNIFICATION

(a) In performing all responsibilities delegated to it under this Agreement (including without limitation in regard to its capacity as Foreign Custody Manager), the Custodian agrees to exercise reasonable care, prudence and diligence and shall not be liable for any damages arising out of the Custodian’s performance of or failure to perform its duties under this Agreement except to the extent that such damages are reasonably foreseeable and arise directly out of the Custodian’s willful misfeasance, bad faith, negligence or otherwise from a breach of this Agreement.

(b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) the Custodian shall not be liable so long as and to the extent that it is in the exercise of reasonable care, for any defect in the title, validity or genuineness of any property or in the evidence of title thereto received by it or delivered by it pursuant to this Agreement, (ii) the Custodian shall not be liable for losses suffered by any of the Funds due to factors beyond the Custodian’s reasonable control (including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots, terrorism, nationalization or expropriation, currency restrictions, or failure of the mails, transportation, communication or power supply), provided that the Custodian has acted in accordance with the provisions of Section 2.11 above. Further, the Custodian shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction delivered in accordance with Section 2.3(b) hereof.

(c) The Custodian shall be entitled to receive at its own expense and act upon advice of counsel on all matters, and shall not be liable for any action taken or omitted in good faith pursuant to the advice of counsel for the applicable Fund or (at the expense of the Custodian) such other counsel.

(d) The applicable Fund shall indemnify and hold harmless the Custodian and its affiliates from all taxes, charges, assessments, claims and liabilities (including, without limitation, liabilities arising under the Federal Securities Laws and an’ state or foreign securities and blue sky laws, and amendments thereto), and expenses, including without limitation reasonable attorneys’ fees and disbursements, arising directly from any action or omission to act which the Custodian or its affiliate takes in accordance with the terms of this Agreement; provided that the Custodian and its affiliates shall not be indemnified against any liability (or any expenses incident to such liability) to the extent arising out of the Custodian’s or any of its affiliates’ own willful misfeasance, bad faith, negligence or breach of this Agreement.

(e) The Custodian shall indemnify and hold harmless the Funds from all taxes, charges, assessments, claims and liabilities arising directly from the Custodian’s failure to meet its obligations pursuant to this Agreement (including, without limitation, liabilities arising under the Federal Securities Laws, and any state and foreign securities and blue sky laws, and amendments thereto) and expenses, including without limitation reasonable attorneys’ fees and disbursements, to the extent that such damages are reasonably foreseeable and arise directly out of the Custodian’s or any of its affiliates’ own willful misfeasance, bad faith, negligence or breach of this Agreement, provided that the Funds shall not be indemnified against any liability (or any expenses incident to such liability) to the extent arising out of any Fund’s own willful misfeasance, bad faith, negligence or breach of this Agreement. The Custodian agrees to provide the Funds with summaries of its insurance for errors and omissions insurance and fidelity bonds, and agrees to provide updated summaries annually or as requested by the Funds.

(f) In order that the indemnification provisions contained in this Section 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party’s prior written consent.

(h) The provisions of this Section 8 shall survive termination of this Agreement.

9. DURATION AND TERMINATION.

(a) This Agreement shall be effective on the date first written above and shall continue for a period of one (1) year.

(b) Notwithstanding the preceding clause (a) of this Section 9, the Funds may terminate the services of the Custodian under this Agreement by providing thirty (30) days written notice in the event that the Custodian (i) shall fail in any material respect to perform its duties and obligations hereunder pursuant to the applicable standard of care set forth herein, the Funds shall have given written notice thereof, and such material failure shall not have been remedied to the reasonable satisfaction of the Funds within thirty (30) days after such written notice is received, or (ii) shall have ceased to be qualified as a custodian under the 1940 Act, shall be indicted for a crime, shall commence any bankruptcy or insolvency proceeding or have such a proceeding initiated against it which shall not be dismissed within 60 days, or shall suffer any other material adverse change in its condition, operations or professional reputation that is determined by the Funds in their reasonable discretion to threaten the continuing performance of services hereunder or the reputation of the Funds.

(c) Termination of this Agreement with respect to the coverage of any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio.

(d) Upon termination of the Agreement or termination of its coverage with respect to any Fund or Portfolio, the applicable Funds shall pay to the Custodian such compensation and reimbursement of costs as may have accrued to the effective date of such termination (or with respect to the applicable Fund with respect to a coverage termination).

(e) If a successor custodian for one or more Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent. If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, transfer such securities, funds and other properties in accordance with such resolution. In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $250,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement. All expenses associated with the transfer of custody hereunder upon termination hereof shall be borne by the respective Funds (except as may be specifically agreed in writing by the parties in relation to special arrangements.

(f) In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of any Fund to provide Proper Instructions as aforesaid, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

(g) Notwithstanding any provision of this Section 9 to the contrary, in the event that this Agreement is terminated in its entirety, the parties agree that this Agreement shall remain in full force and effect for such extended period of time, not to exceed in any event one year, as the parties mutually agree is necessary for the Custodian to deliver the books and records and any other properties of the Funds held hereunder by the Custodian to a successor custodian in an orderly manner.

(h) Any termination of services under this Agreement shall not affect the rights and obligations of the parties under Sections 8 and 10 hereof.

10. CONFIDENTIALITY.

(a) The Custodian agrees to keep confidential, and to cause its employees and agents to keep confidential, all records of the Funds and information relating to the Funds , including without limitation information as to their respective shareholders and their respective portfolio holdings, unless the release of such records or information is made in connection with the services provided under this Agreement, at the written direction of the applicable Fund or otherwise consented to, in writing, by the respective Funds. The Fund agrees that such consent shall not be unreasonably withheld where the Custodian may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, or that is independently derived by any party hereto without the use of any information derived in connection with the services provided under this Agreement. Notwithstanding the foregoing, the Custodian may aggregate Fund or Portfolio data with similar data of other customers of the Custodian (“Aggregated Data”) and may use Aggregated Data for purposes of constructing statistical models so long as such Aggregated Data represents such a sufficiently large sample that no Fund or Portfolio data can be identified either directly or by inference or implication.

(b) Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “GLB Act”), disclosed or otherwise made accessible by a party hereunder is for the specific purpose of permitting the other party to perform its duties as set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the GLB Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extend as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the GLB Act.

(c) Without limiting the generality of the preceding clause (a), the Custodian acknowledges and agrees that the Funds are prohibited by law from making selective public disclosure of information regarding portfolio holdings, that disclosure of any and all such information to the Custodian hereunder is made strictly under the conditions of confidentiality set forth in this Section 10 and solely for the purposes of the performance of custodial services hereunder, that any misuse of such information (including without limitation any disclosure to others by the Custodian or any of its employees or agents, or any trading on the basis of such information by anyone in receipt of such information) may constitute a criminal offense of trading on or tipping of material inside information regarding publicly traded securities, that access to any and all such information regarding portfolio holdings of the Funds should be restricted to those persons needing such information in the course of the performance of duties hereunder, and that the Custodian shall apprise all such persons having access of the obligation hereunder and under applicable law to prevent unauthorized disclosure of such confidential information.

(d) The Custodian acknowledges and agrees that any breach or threatened breach of this Section 10 would cause not only financial damage, but irreparable harm to the Funds; for which money damages will not provide an adequate remedy. Accordingly, in the event of a breach or threatened breach of this Section 10, the Funds shall (in addition to all other rights and remedies they may have pursuant to this Agreement, including without limitation Section 8(f), and at law and in equity) be entitled to an injunction, without the necessity of posting any bond or surety, to restrain disclosure or misuse, in whole or in part, of any Confidential Information.

11. NOTICES.

(a) All notices and other communications, excluding Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed, if to the Custodian, at:

if to any of the Funds, at:

or at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

13. FUNDS AS PARTIES; LIMITATION ON FUND LIABILITIES.

(a) The Custodian acknowledges and agrees that the obligations assumed by each of the Funds hereunder shall be limited in all cases to the assets of the Fund and that the Custodian may not seek satisfaction of any such obligation from the officers, agents, employees, trustees, directors or shareholders of the Fund. With respect to each Fund organized as a Massachusetts business trust or other business trust (or Portfolio thereof) where the trustees, officers, employees or shareholders of such business trust (or Portfolio thereof) may be held personally liable for its obligations, the Custodian acknowledges and agrees that, to the extent such trustees or officers are regarded as entering into this Agreement, they do so only as trustees or officers and not individually and that the obligations of this Agreement are not binding upon any such trustee, officer, employee or shareholder individually, but are binding only upon the assets and property of said Fund (or Portfolio thereof). The Custodian hereby agrees that such trustees, officers, employees or shareholders shall not be personally liable under this Agreement and that the Custodian shall look solely to the property of the Fund (or Portfolio thereof) for the performance of the Agreement or payment of any claim under the Agreement.

(b) This Agreement is an agreement entered into between the Custodian and each of the Funds with respect to each Portfolio. With respect to any obligation of the Fund on behalf of any Portfolio arising out of this Agreement, the Custodian shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates with the same effect as if the Custodian had separately contracted with the Fund by separate written instrument with respect to each Portfolio.

(c) Additional management investment companies (each a “New Fund”) may from time to time become parties as Funds to this Agreement by (A) delivery to the Custodian of (i) an instrument of adherence agreeing to become bound by and party to this Agreement executed by any such New Fund on behalf of each of its series or portfolios, (ii) an amendment and restatement of Exhibit A setting forth the appropriate information as to such New Fund and its series or portfolios, and (iii) copies of the New Fund’s Governing Documents and (B) the Custodian’s receipt of the foregoing documents, whereupon the Custodian, subject to satisfactory completion of its customary due diligence, may agree in writing to the addition of such New Fund and its series or portfolios, which agreement shall not be unreasonably withheld, it being understood that the Custodian shall not be deemed to be unreasonable in the event that (i) the Custodian’s ability to provide services hereunder to the New Fund is otherwise restricted by regulatory requirements or its internal risk profiles or policies, which may include consideration of material changes to the risks contemplated by the provision of the services under this Agreement to a New Fund or (ii) the Custodian does not generally offer custodial services to institutional clients regarding the particular type of fund or assets.

(d) Additional portfolios or series of existing management investment companies that are already party to this Agreement (each a “New Portfolio”) may from time to time be added to this list of series or portfolios serviced under this Agreement by (A) delivery to the Custodian of (i) an instrument of adherence agreeing to become bound by and party to this Agreement executed by the existing party Fund on behalf its New Portfolio, (ii) an amendment and restatement of Exhibit A setting forth the appropriate information as to such New Portfolio, and (iii) copies of the New Portfolio’s Governing Documents, if applicable, and (B) the Custodian’s receipt of the foregoing documents, whereupon the Custodian, subject to satisfactory completion of its customary due diligence, may agree in writing to the addition of such New Portfolio, which agreement shall not be unreasonably withheld, it being understood that the Custodian shall not be deemed to be unreasonable in the event that (i) the Custodian’s ability to provide services hereunder to the New Portfolio is otherwise restricted by regulatory requirements or its internal risk profiles or policies, which may include consideration of material changes to the risks contemplated by the provision of services under this Agreement to a New Portfolio or (ii) the Custodian does not generally offer custodial services to institutional clients regarding the particular type of fund or assets.

14. MISCELLANEOUS.

(a) This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party, nor may the duties of either party hereunder be delegated, without the prior written consent of the other party.

(c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and all exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(d) Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

(e) This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

(f) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(g) This Agreement shall be deemed to be a contract made in the Commonwealth of Massachusetts and governed by the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law.

(h) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(i) Shareholder Communications Election. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund’s name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund’s protection, the Rule prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES ☐	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO ☒	The Custodian is not authorized to release the Fund’s name, address, and share positions.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

EACH MANAGEMENT INVESTMENT COMPANY IDENTIFIED ON EXHIBIT A HERETO

By:	/s/ Andrew B. Shoup
Name:	Andrew B. Shoup
Title:	Chief Administrative Officer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph L. Houley
Name:	Joseph L. Houley
Title:	Executive Vice President

List of Exhibits/Schedules

Exhibit A:	List of Funds and Portfolios

Exhibit B:	Reserved

Exhibit C:	Additional Services

Schedule A:	Foreign Sub-Custodians

Schedule B:	Foreign Securities Depositories

Schedule C:	Information Provided regarding Foreign Custody and Settlement Practices

Exhibit A

SB Adjustable Rate Income Fund

Smith Barney Aggressive Growth Fund Inc.

Smith Barney Allocation Series Inc.

Balanced Portfolio

Conservative Portfolio

Growth Portfolio

High Growth Portfolio

Income Portfolio

Select Balanced Portfolio

Select Growth Portfolio

Select High Growth Portfolio

Smith Barney Appreciation Fund Inc.

Smith Barney Arizona Municipals Fund Inc.

Smith Barney California Municipals Fund Inc.

Smith Barney Equity Funds

Smith Barney Social Awareness Fund

Smith Barney Fundamental Value Fund Inc.

Smith Barney Funds, Inc.

Large Cap Value Fund

U.S. Government Securities Fund

Short-Term Investment Grade Bond Fund

Smith Barney Income Funds

Smith Barney Dividend and Income Fund

SB Convertible Fund

Smith Barney Diversified Strategic Income Fund

Smith Barney Exchange Reserve Fund

Smith Barney High Income Fund

Smith Barney Municipal High Income Fund

SB Capital and Income Fund

Smith Barney Total Return Bond Fund

Smith Barney Institutional Cash Management Fund Inc.

Cash Portfolio

Government Portfolio

Municipal Portfolio

Smith Barney Investment Funds Inc.

Smith Barney Investment Grade Bond Fund

Smith Barney Multiple Discipline Funds – Balanced All Cap Growth and Value Fund

Smith Barney Multiple Discipline Funds – Large Cap Growth and Value Fund

Smith Barney Multiple Discipline Funds – All Cap Growth and Value Fund

Smith Barney Multiple Discipline Funds – Global All Cap Growth and Value Fund

Smith Barney Multiple Discipline Funds – All Cap and International Fund

Smith Barney Government Securities Fund

Smith Barney Hansberger Global Value Fund

Smith Barney Real Return Strategy Fund

Smith Barney Small Cap Growth Fund

Smith Barney Small Cap Value Fund

Smith Barney Investment Series

Smith Barney International Fund

Smith Barney Dividend Strategy Fund

SB Growth and Income Fund

Smith Barney Premier Selections All Cap Growth Portfolio (variable annuity)

Smith Barney Growth and Income Portfolio (variable annuity)

SB Government Portfolio (variable annuity)

Smith Barney Dividend Strategy Portfolio (variable annuity)

Smith Barney Investment Trust

Smith Barney Intermediate Maturity California Municipals Fund

Smith Barney Intermediate Maturity New York Municipals Fund

Smith Barney Large Capitalization Growth Fund

Smith Barney S&P 500 Index Fund

Smith Barney Mid Cap Core Fund

Smith Barney Classic Values Fund

Smith Barney Core Plus Bond Fund Inc.

Smith Barney Managed Municipals Fund Inc.

Smith Barney Massachusetts Municipals Fund

Smith Barney Money Funds, Inc.

Cash Portfolio

Government Portfolio

Smith Barney Multiple Discipline Trust

Multiple Discipline Portfolio – All Cap Growth and Value

Multiple Discipline Portfolio – Large Cap Growth and Value

Multiple Discipline Portfolio – Global All Cap Growth and Value

Multiple Discipline Portfolio – Balanced All Cap Growth and Value

Smith Barney Municipal Money Market Fund, Inc.

Smith Barney Muni Funds

California Money Market Portfolio

Florida Portfolio

Georgia Portfolio

Limited Term Portfolio

National Portfolio

Massachusetts Money Market Portfolio

New York Money Market Portfolio

New York Portfolio

Pennsylvania Portfolio

Smith Barney New Jersey Municipals Fund Inc.

Smith Barney Oregon Municipals Fund

Smith Barney Sector Series Inc.

Smith Barney Financial Services Fund

Smith Barney Health Sciences Fund

Smith Barney Technology Fund

Smith Barney Small Cap Core Fund, Inc.

Smith Barney World Funds, Inc.

Smith Barney Inflation Management Fund

International All Cap Growth Portfolio

High Income Opportunity Fund Inc.

Intermediate Muni Fund, Inc.

Managed High Income Portfolio Inc.

Managed Municipals Portfolio Inc.

Municipal High Income Fund Inc.

Real Estate Income Fund Inc.

Citigroup Investments Corporate Loan Fund Inc.

Zenix Income Fund Inc.

Greenwich Street Series Fund

Appreciation Portfolio

Capital and Income Portfolio

Diversified Strategic Income Portfolio

Salomon Brothers Variable Aggressive Growth Fund

Equity Index Portfolio

Salomon Brothers Variable Growth & Income Fund

Fundamental Value Portfolio

Travelers Series Fund Inc.

Smith Barney Aggressive Growth Portfolio

Smith Barney High Income Portfolio

Smith Barney International All Cap Growth Portfolio

Smith Barney Large Capitalization Growth Portfolio

Smith Barney Large Cap Value Portfolio

Smith Barney Mid Cap Core Portfolio

Smith Barney Money Market Portfolio

Social Awareness Stock Portfolio

SB Adjustable Rate Income Portfolio

The Salomon Brothers Fund Inc

Salomon Brothers Investors Value Fund Inc

Salomon Brothers Capital Fund Inc

Salomon Brothers Series Funds Inc.

Salomon Brothers Balanced Fund

Salomon Brothers Cash Management Fund

Salomon Brothers High Yield Bond Fund

Salomon Brothers Institutional Money Market Fund

Salomon Brothers Large Cap Growth Fund

Salomon Brothers NY Municipal Money Mkt Fund

Salomon Brothers Small Cap Growth Fund

Salomon Brothers Strategic Bond Fund

Salomon Brothers Short/Intermediate US Government Fund

Salomon Brothers All Cap Value Fund

Salomon Brothers Institutional Series Funds Inc.

Salomon Brothers Institutional High Yield Bond Fund

Salomon Brothers Institutional Emerging Markets Debt Fund

Salomon Brothers Variable Series Funds Inc.

Salomon Brothers Variable All Cap Fund

Salomon Brothers Variable High Yield Bond Fund

Salomon Brothers Variable Investors Fund

Salomon Brothers Variable Large Cap Growth Fund

Salomon Brothers Variable Small Cap Growth Fund

Salomon Brothers Variable Strategic Bond Fund

Salomon Brothers Variable Total Return Fund

Salomon Brothers Opportunity Fund Inc

Salomon Brothers Emerging Markets Debt Fund Inc.

Salomon Brothers Emerging Markets Income Fund Inc.

Salomon Brothers Emerging Markets Income Fund II

Salomon Brothers Emerging Markets Floating Rate Fund Inc.

Salomon Brothers Capital & Income Fund Inc.

Salomon Brothers Global Partners Income Fund Inc.

Salomon Brothers Global High Income Fund Inc.

Salomon Brothers High Income Fund Inc

Salomon Brothers High Income Fund II Inc

Salomon Brothers Inflation Management Fund Inc.

Salomon Brothers Worldwide Income Fund Inc

Salomon Brothers 2008 Worldwide Dollar Government Term Trust Inc

Salomon Brothers Municipal Partners Fund Inc.

Salomon Brothers Municipal Partners Fund II Inc.

Salomon Brothers Variable Rate Strategic Fund Inc.

Liquid Reserves Portfolio

Tax Free Reserves Portfolio

U.S. Treasury Reserves Portfolio

CitiFunds Trust I

Smith Barney Emerging Markets Equity Fund

Smith Barney Trust II (formerly CitiFunds Trust II)

Smith Barney Capital Preservation Fund

Smith Barney Capital Preservation Fund II

Smith Barney Diversified Large Cap Growth Fund

Smith Barney International Large Cap Fund

Smith Barney Small Cap Growth Opportunities Fund

Smith Barney Short Duration Municipal Income Fund

CitiFunds Trust III

Citi Cash Reserves

Citi US Treasury Reserves

Citi California Tax Free Reserves

Citi Connecticut Tax Free Reserves

(includes Smith Barney Connecticut Money Market Portfolio Class A and Class Y)

Citi New York Tax Free Reserves

Citi Tax Free Reserves

CitiFunds Institutional Trust

Citi Institutional Liquid Reserves

Citi Institutional Cash Reserves

Citi Institutional US Treasury Reserves

Citi Institutional Tax Free Reserves

Citi Institutional Enhanced Income Fund

Citi Funds Premium Trust

Citi Premium Liquid Reserves

Citi Premium U.S. Treasury Reserves

Salomon Funds Trust (formerly CitiFunds Tax Free Income Trust)

Salomon Brothers National Tax Free Bond Fund

Salomon Brothers California Tax Free Bond Fund

Salomon Brothers New York Tax Free Bond Fund

Salomon Brothers Mid Cap Fund

Institutional Portfolio

Institutional Enhanced Portfolio

Prime Cash Reserves Portfolio

Variable Annuity Portfolios

Smith Barney Small Cap Growth Opportunities Portfolio

Consulting Group Capital Markets Funds

Core Fixed Income Investments

Emerging Markets Equity Investments

Government Money Investments

High Yield Investments

International Equity Investments

International Fixed Income Investments

Large Capitalization Growth Investments

Large Capitalization Value Equity Investments

Municipal Bond Investments

Small Capitalization Growth Investments

Small Capitalization Value Equity Investments

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Subcustodian
Argentina	Citibank, N.A.

Australia	Westpac Banking Corporation

Citibank Pty. Limited

Austria	Erste Bank der Österreichischen Sparkassen AG

Bahrain	HSBC Bank Middle East
(as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	BNP Paribas Securities Services, S.A.

Benin	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Bermuda	The Bank of Bermuda Limited

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	lNG Bank N.V.

Burkina Faso	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Canada	State Street Trust Company Canada

Cayman Islands	Scotiabank & Trust (Cayman) Limited

Chile	BankBoston, N.A.

People’s Republic of China	The Hongkong and Shanghai Banking Corporation Limited, Shanghai and Shenzhen branches

09/30/05	1

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Subcustodian
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica	Banco BCT S.A.

Croatia	Privredna Banka Zagreb d.d

Cyprus	Cyprus Popular Bank Ltd.

Czech Republic	Československá Obchodni Banka, A.S.

Denmark	Skandinaviska Enskilda Bankken AB, Sweden (operating through its Copenhagen branch)

Ecuador	Banco de la Producción S.A. PRODUBANCO

Egypt	HSBC Bank Egypt S.A.E.
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia	AS Hansabank

Finland	Nordea Bank Finland Plc.

France	BNP Paribas Securities Services, S.A.

Deutsche Bank AG, Netherlands (operating through its Paris branch)

Germany	Deutsche Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	National Bank of Greece S.A.

09/30/05	2

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Subcustodian
Guinea-Bissau	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Hong Kong	Standard Chartered Bank (Hong Kong) Limited

Hungary	HVB Bank Hungary Rt.

Iceland	Kaupthing Bank hf.

India	Deutsche Bank AG

The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Deutsche Bank AG

Ireland	Bank of Ireland

Israel	Bank Hapoalim B.M.

Italy	BNP Paribas Securities Services, S.A.

Ivory Coast	Société Générale de Banques en Côte d’Ivoire

Jamaica	Bank of Nova Scotia Jamaica Ltd.

Japan	Mizuho Corporate Bank Ltd.

Sumitomo Mitsui Banking Corporation

Jordan	HSBC Bank Middle East
(as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan	HSBC Bank Kazakhstan
(as delegate of the Hongkong and Shanghai Banking Corporation Limited)

09/30/05	3

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Subcustodian
Kenya	Barclays Bank of Kenya Limited

Republic of Korea	Deutsche Bank AG

The Hongkong and Shanghai Banking Corporation Limited

Latvia	A/s Hansabanka

Lebanon	HSBC Bank Middle East
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	SEB Vilniaus Bankas AB

Malaysia	Standard Chartered Bank Malaysia Berhad

Mali	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Malta	HSBC Bank Malta Plc.

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Banco Nacional de México S.A.

Morocco	Attijariwafa bank

Namibia	Standard Bank Namibia Limited

Netherlands	Deutsche Bank N.V.

KAS BANK N.V.

New Zealand	Westpac Banking Corporation

09/30/05	4

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Suhcustodian
Niger	via Société Génërale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Nigeria	Stanbic Bank Nigeria Limited

Norway	Nordea Bank Norge ASA

Oman	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Panama	HSBC Bank (Panama) S.A.

Peru	Citibank del Peru, S.A.

Philippines	Standard Chartered Bank

Poland	Bank Handlowy w Warszawie S.A.

Portugal	Banco Comercial Português S.A.

Puerto Rico	Citibank NA.

Qatar	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.

Russia	ING Bank (Eurasia) ZAO, Moscow

09/30/05	5

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Subcustodian
Senegal	via Société Généra1e de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Serbia	HVB Bank Serbia and Montenegro a.d.

Singapore	DBS Bank Limited

United Overseas Bank Limited

Slovak Republic	Československá Obchodni Banka, A.S., pobocka zahranicnej banky v SR

Slovenia	Bank Austria Creditanstalt d.d. - Ljubljana

South Africa	Nedbank Limited

Standard Bank of South Africa Limited

Spain	Santander Central Hispano Investment S.A.

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken AB

Switzerland	UBS AG

Taiwan - R.O.C.	Central Trust of China

Thailand	Standard Chartered Bank

Togo	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Trinidad & Tobago	Republic Bank Limited

09/30/05	6

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Subcustodian
Tunisia	Banque Internationale Arabe de Tunisie

Turkey	Citibank, A.S.

Uganda	Barclays Bank of Uganda Limited

Ukraine	ING Bank Ukraine

United Arab Emirates	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Kingdom	State Street Bank and Trust Company, United kingdom Branch

Uruguay	BankBoston, N.A.

Venezuela	Citibank, NA.

Vietnam	The Hongkong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Plc.

Zimbabwe	Barclays Bank of Zimbabwe Limited

09/30/05	7

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Austria	Oesterreichische Kontrollbank AG
(Wertpapiersammelbank Division)

Bahrain	Clearing, Settlement, and Depository System of the Bahrain Stock Exchange

Bangladesh	Central Depository Bangladesh Limited

Belgium	Banque Nationale de Belgique

Caisse lnterprofessionnelle de Dépôts et de Virements de Titres, S.A.

Benin	Dépositaire Central – Banque de Réglement

Bermuda	Bermuda Securities Depository

Brazil	Central de Custódia e de Liquidação Financeira de Titulos Privados (CETIP) Companhia Brasileira de Liquidação e Custódia

Sistema Especial de Liquidação e de Custódia (SELIC)

Bulgaria	Bulgarian National Bank

Central Depository AD

Burkina Faso	Dépositaire Central – Banque de Règlement

Canada	The Canadian Depository for Securities Limited

Chile	Depósito Central de Valores S.A.

09/30/05	1

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
People’s Republic	China Securities Depository and Clearing Corporation Limited
of China	Shanghai Branch

China Securities Depository and Clearing Corporation Limited
Shenzhen Branch

Colombia	Depósito Central de Valores

Depósito Centralizado de Valores de Colombia S.A. (DECEVAL)

Costa Rica	Central de Valores S.A.

Croatia	Središnja Depozitarna Agencija d.d.

Cyprus	Central Depository and Central Registry

Czech Republic	Czech National Bank

Stredisko cenných papiru – Ceská republika

Denmark	Vacrdipapircentralen Danish Securities Center)

Egypt	Misr for Clearing, Settlement, and Depository S.A.E. Central Bank of Egypt

Estonia	AS Eesti Väärtpaberikeskus

Finland	Suomen Arvopaperikeskus

France	Euroclear France

Germany	Clearstream Banking AG, Frankfurt

Greece	Apothetirion Titlon AE - Central Securities Depository Bank of Greece,
System for Monitoring Transactions in Securities in Book-Entry Form

09/30/05	2

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
Guinea-Bissau	Dépositaire Central – Banque de Réglement

Hong Kong	Central Moneymarkets Unit

Hong Kong Securities Clearing Company Limited

Hungary	Központi Elszámolóház és Értéktár (Budapest) Rt. (KELER)

Iceland	Icelandic Securities Depository Limited

India	Central Depository Services (India) Limited

National Securities Depository Limited

Reserve Bank of India

Indonesia	Bank Indonesia

PT Kustodian Sentral Efek Indonesia

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy	Monte Titoli S.p.A.

Ivory Coast	Dépositaire Central – Banque de Reglement

Jamaica	Jamaica Central Securities Depository

Japan	Bank of Japan - Net System

Japan Securities Depository Center (JASDEC) Incorporated

09/30/05	3

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
Jordon	Securities Depository Center

Kazakhstan	Central Securities Depository

Kenya	Central Depository and Settlement Corporation Limited

Central Bank of Kenya

Republic of Korea	Korea Securities Depository

Latvia	Latvian Central Depository

Lebanon	Banque du Liban

Custodian and Clearing Center of Financial Instruments
for Lebanon and the Middle East (Midclear) S.A.I.

Lithuania	Central Securities Depository of Lithuania

Malaysia	Bank Negara Malaysia

Bursa Malaysia Depository Sdn. Bhd.

Mali	Dëpositaire Central – Banque de Réglement

Malta	Central Securities Depository of the Malta Stock Exchange

Mauritius	Bank of Mauritius

Central Depository and Settlement Co. Ltd.

Mexico	S.D. Indeval, S.A. de C.V.

Morocco	Maroclear

09/30/05	4

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
Namibia	Bank of Namibia

Netherlands	Euroclear Nederland

New Zealand	New Zealand Central Securities Depository Limited

Niger	Dépositaire Central – Banque de Réglement

Nigeria	Central Securities Clearing System Limited

Norway	Verdipapirsentralen (Norwegian Central Securities Depository)

Oman	Muscat Depository & Securities Registration Company, SAOC

Pakistan	Central Depository Company of Pakistan Limited

State Bank of Pakistan

Palestine	Clearing, Depository and Settlement, a department of the Palestine Stock Exchange

Panama	Central Latinoamericana de Valores, S.A. (LatinClear)

Peru	Caja de Valores y Liquidaciones, Institución de
Compensacion y Liquidación de Valores S.A

Philippines	Philippine Central Depository, Inc.

Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	Rejestr Papierów Wartosciowych

Krajowy Depozyt Papierów Wartosciowych S.A.

09/30/05	5

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
Portugal	INTERBOLSA – Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.

Qatar	Central Clearing and Registration (CCR), a
department of the Doha Securities Market

Romania	Bucharest Stock Exchange Registry Division

National Bank of Romania

National Securities Clearing, Settlement and Depository Company

Russia	Vneshtorgbank, Bank for Foreign Trade of the Russian Federation

Senegal	Dépositaire Central – Banque de Réglement

Serbia	Central Registrar and Central Depository for Securities

Singapore	The Central Depository (Pte) Limited

Monetary Authority of Singapore

Slovak Republic	Náodná banka slovenska

Centralny depozitar cenných papierov SR, a.s.

Slovenia	KDD – Centralna klirinsko depotna druzba d.d.

South Africa	Share Transactions Totally Electronic (STRATE) Ltd.

Spain	IBERCLEAR

Sri Lanka	Central Depository System (Pvt) Limited

09/30/05	6

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
Sweden	Värdepapperscentralen VPC AB
(Swedish Central Securities Depository)

Switzerland	SegaIntersettle AG (SIS)

Taiwan - R.O.C.	Taiwan Securities Central Depository Company Limited

Thailand	Bank of Thailand

Thailand Securities Depository Company Limited

Togo	Dépositaire Central – Banque de Réglement

Trinidad and Tobago	Trinidad and Tobago Central Bank

Tunisia	Société Tunisienne Interprofessionelle pour la Compensation
et de Dëpôts des Valeurs Mobilières (STICODEVAM)

Turkey	Central Bank of Turkey

Takas ve Saklama Bankasi A.S. (TAKASBANK)

Uganda	Bank of Uganda

Ukraine	Mizhregionalny Fondovy Souz

National Bank of Ukraine

United Arab Emirates	Clearing and Depository System,
a department of the Dubai Financial Market

United Kingdom	CrestCo.

Uruguay	Banco Central del Uruguay

09/30/05	7

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
Venezuela	Banco Central de Venezuela

Caja Venezolana de Valores

Vietnam	Securities Registration, Clearing and Settlement,
Depository Department of the Securities Trading Center

Zambia	Bank of Zambia

LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear

Clearstream Banking, S.A.

09/30/05	8

SCHEDULE C

MARKET INFORMATION

Publication/Type of Information	Brief Description
(scheduled frequency)

The Guide to Custody in World Markets (hardcopy annually and regular website updates)	An overview of settlement and safekeeping procedures, custody practices and foreign investor considerations for the markets in which State Street offers custodial services.

Global Custody Network Review (annually)	Information relating to Foreign Sub-Custodians in State Street’s Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review (annually)	Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global LegaI Survey (annually)	With respect to each market in which State Street offers custodial services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (annually)	Copies of the contracts that State Street has entered into with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin (daily or as necessary)	Information on changing settlement and custody conditions in markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Advisories (as necessary)	For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices (presently on a quarterly	Informational letters and accompanying materials confirming State Street’s foreign custody arrangements, including a basis or as otherwise necessary) summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

09/30/05